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                                                                    Exhibit 23.4

                        CONSENT OF HOWE & ADDINGTON LLP

                              September 19, 2001


Drinker Biddle & Reath LLP
One Logan Square
18/th/ and Cherry Streets
Philadelphia, Pennsylvania 19103

Dear Sirs:

     Reference is made to our opinion to you, Drinker Biddle & Reath LLP, dated as of August 15, 2001, regarding Kulicke & Soffa Industries, Inc. ("K&S") (the "Opinion"). We hereby consent to the following:

     1. Your reference to the Opinion in your opinion to K&S regarding the Registration Statement filed by K&S with the Securities and Exchange Commission in September 2001 (the "Registration Statement").

     2. Your inclusion of the Opinion as an exhibit to your opinion, which will be filed as an exhibit to the Registration Statement.

     3. The reference to this firm under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.

     In giving this consent we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended. This consent may not be relied on for any purpose not specifically enumerated above.


                                 Sincerely yours,

                                 /s/ Howe & Addington LLP

                                 HOWE & ADDINGTON LLP